Exhibit 99.1

Marine Products Corporation Announces Date for

Second Quarter 2023 Financial Results and Conference Call

ATLANTA, July 5, 2023 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the second quarter ended June 30, 2023 on Wednesday, July 26, 2023 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 26, 2023 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial toll-free (888) 660-6357, or (929) 201-6127 for international callers, and use conference ID number 9979064. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation is a leading manufacturer of fiberglass boats under the brand names Chaparral and Robalo. Chaparral’s sterndrive models include SSi and SSX, and the Chaparral Surf Series. Chaparral’s outboard offerings include OSX Luxury Sportboats and SSi outboard models. Robalo builds an array of outboard sport fishing boats, which include center consoles, dual consoles and Cayman Bay Boat models. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

For information about Marine Products Corporation or this event, please contact:

Michael L. Schmit

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President Corporate Services

(404) 321-2162

jlanders@marineproductscorp.com